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                                                                   Exhibit 10.21
                             COST SHARING AGREEMENT


This Cost Sharing Agreement dated of January 2, 1996 has been made by and between LAFARGE MATERIAUX DE SPECIALITES, a company duly organized and validly existing under the laws of France and having its principal office at 17 ter, rue de la Vanne, 92542 Montrouge, FRANCE (hereinafter "LMS") and LAFARGE CORPORATION, a company duly organized and validly existing under the laws of the United States of America and having its principal office at 11130 Sunrise Valley Drive, S.300, 4600, Reston, Virginia, the USA (hereinafter "L. Corp.")


                                    RECITALS


WHEREAS, LMS intends to develop its business in North America and, to this effect, needs to identify potential development opportunities in the North American specialty products marketplace;

WHEREAS, L. Corp. is interested by such analysis for its own business, intends to contribute to its performance and may provide LMS with local assistance for making such analysis;

WHEREAS, LMS and L. Corp. have agreed to establish and share the costs of a new unit to be established for researching potential profitable markets for their respective products in North America;


NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.         A new unit of one person shall be established jointly by LMS and L.
           Corp. with the purpose to research, identify and analyze potential development opportunities for LMS'and L. Corp.'s products in North America. Any additional employee(s) must be agreed to by the parties. Such unit will be based at L. Corp.'s headquarters in Reston, Virginia.

           The person in charge of said unit shall be an employee of L. Corp. beginning at such time as he is legally permitted to work in the United States. He will then use the customary means, in terms space and services, as put by L. Corp. at the disposal of any of its own staff.
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           This person shall report to Executive Vice President International
           Development, at LMS, France and to the Senior Vice President Planning and Marketing at L. Corp. Periods and vehicles of such reporting shall be agreed between them at their own convenience. At the date of this Agreement and for the full 1996 year, it is expected that such unit will be represented by Mr. Pierre CASTIEN.

2. LMS and L. Corp. each shall pay 50% of the costs of such unit, including overhead costs for use of space and services, salary and benefits for the person working in the unit, travel expenses and all other costs reasonably related to the purpose of the unit.

           The parties have approved a 1996 budget of USD 300,000 for the unit. The LMS' contribution to such budget shall be invoiced by L. Corp. to LMS, based upon actual costs incurred, in one installment at the beginning of each second half year.

3. If a specific business opportunity is identified by the unit, LMS and L. Corp., or Lafarge Canada Inc. in the event the investment opportunity is in Canada, each shall have the right to invest up to 50% and have an up to 50% ownership interest in any venture to be established accordingly (or such other investment amount and percentage ownership as the parties may agree upon); provided, however, that neither party shall be obligated to participate in any such venture and if one party declines to so participate, the other party may pursue such venture either alone or with another joint venture partner.

4. Any venture entered into jointly by LMS and L. Corp. shall be governed by a definitive agreement and related documents executed by the parties.

5.         The term of this Agreement shall be one year form the date hereof.
           The parties may mutually agree to renew this Agreement from year to year and shall jointly approve a budget for the unit at the beginning of each such renewal year.

6. This Agreement shall be governed by the laws of the Commonwealth of Virginia.


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.



LAFARGE CORPORATION                          LAFARGE MATERIAUX DE SPECIALITES



By:  /s/ Larry J. Waisanen                   By:  /s/ Olivier Legrain
Title: Senior Vice President                 Title:  General Manager
         and CFO